Exhibit 10.7(c)

SECOND LEASE AMENDMENT

Between

KENT CENTRAL, LLC

and

TULLY’S COFFEE CORPORATION.

This Second Lease Amendment dated the 6th day of June, 2000 is attached to and made part of that certain Lease dated August 16,1999, as amended by that certain First Lease Amendment dated December 17, 1999 (hereinafter collectively referred to as the “Lease”) by and between Kent Central, LLC., a Washington limited liability company, hereinafter called Lessor (“Lessor”), and Tully’s Coffee Corporation, a Washington corporation, hereinafter called the Lessee (“Lessee”), covering the Premises located at 3100 Airport Way South, in Seattle, Washington (the “Premises”). The Premises are more particularly described in the Lease as amended.

The terms used herein shall have the same definitions as set forth in the Lease.

In consideration of the mutual covenants and promises contained in this Second Lease Amendment and the Lease, Lessor and Lessee agree as follows:

1.	Section 2, “Term”: The Commencement Date of the Lease is hereby established as May 15, 2000.

2.	Section 3, “Rent”: The Base Rent as provided in Section 3 of the Lease and as modified in the First Lease Amendment is hereby modified to reduce the Base Rent obligation of Lessee during the first two months of the Lease Term from $46,033 per month to $10,000 per month.

3.	Section 16, Insurance: Subsection C of Section 16 is hereby amended to cause the insurance coverage referenced therein to be provided only at Lessor’s option.

Except as otherwise modified by the terms of this Second Lease Amendment, all other terms and conditions of the Lease remain unchanged and in full force and effect as to both the initial Premises and the Expansion Premises.

LESSOR:		LESSEE:

KENT CENTRAL, LLC		TULLY’S COFFEE CORPORATION

/s/ Tom T. O’Keefe
By:	Larry R. Benaroya	By:	Tom T. O’Keefe
Its:	Manager	Its:	Chairman & CEO
Date:		Date: 6/8/00

Second lease Amendment

STATE OF WASHINGTON	]
	]	ss.
COUNTY OF KING	]

I certify that I know or have satisfactory evidence that Larry R. Benaroya is the person who appeared before me, a Notary Public in and for the State of Washington duly commissioned and sworn, and acknowledged that he is the Manager of Kent Central, LLC, a Washington limited liability company, who executed the within and foregoing instrument, and acknowledged the instrument to be the free and voluntary act and deed of said company for the uses and purposes therein mentioned, and on oath stated that affiant is authorized to execute said instrument on behalf of said company.

IN WITNESS WHEREOF I have hereunto set my hand and affixed my official seal the day and year first above written.

Notary Public in and for the
State of
residing at
Commission expires
Print Name

STATE OF WASHINGTON	]
	]	ss.
COUNTY OF KING	]

I certify that I know or have satisfactory evidence that Tom T. O’ Keefe is the person who appeared before me, a Notary Public in and for the State of Washington duly commissioned and sworn, and acknowledged that he/she is the Chairman & CEO of Tully’s Coffee Corporation, a Washington corporation who executed the within and foregoing instrument, and acknowledged the instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that affiant is authorized to execute said instrument on behalf of said corporation.

IN WITNESS WHEREOF I have hereunto set my hand and affixed my official seal the day and yeasr first above written.

/s/ Pamela K. Johnson
Notary Public in and for the
State of Washington
residing at Bellevue
Commission expires 2/2/04
Print Name Pamela K. Johnson

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